                                                                   Exhibit 10.2


                                Keith L. Lampert
                               Terms of Employment
                                      with
                              Concord Camera Corp.

1)       Employer

         Concord Camera Corp., a New Jersey corporation (the "Company" or "Concord")

2)       Position

         Until January 1, 2003, Executive Vice President and Director of Worldwide Operations of the Company, and Managing Director of Concord Camera HK Limited ("Concord HK").

         Effective as of January 1, 2003, Executive Vice President and Chief Operating Officer of the Company.

3)       Term

         The term hereof shall commence effective as of November 11, 2002 (the "Effective Date") and shall end on January 1, 2006, inclusive (the "Term"). Thereafter, the Term may be renewed or extended by mutual agreement of both parties in writing. The employment may be terminated by the Company in accordance with Section 13 below at any time during the Term.

4)       Reports To

         The Chairman and Chief Executive Officer of the Company, or such other person or persons as the Chairman and Chief Executive Officer may from time to time designate.

5)       Compensation

         Salary: $260,000 per annum, increasing to $350,000 per annum effective as of January 1, 2003. The aforesaid salary amount is payable in accordance with the Company's normal payroll policies for executives and is to be reviewed on an annual basis.

         Overseas Allowance: The employee will receive an additional $25,000 per annum, payable in monthly installments, as an overseas allowance, up through December 31, 2002, inclusive.

         Deferred Compensation: On January 1, 2003, the employee shall receive a $100,000 one-time grant of deferred compensation with the entire amount to be deposited by the Company into the employee's deferred compensation account. This deferred compensation will be fully vested at the time of grant.

         Auto Allowance: Once the employee has relocated his primary residence to South Florida, he will be provided with an automobile allowance of $1,500 per month.

Keith L. Lampert
Terms of Employment
Page 2 of 8


6)       Expense Reimbursement and Overseas Housing

         (a) The Company will reimburse the employee for all reasonable documented expenses necessarily incurred in the performance of the employee's duties.

         (b) Housing and all utilities will be provided by Concord HK at its expense for the period during which the employee is residing in Hong Kong for the Company on overseas assignment.

7)       Relocation

         The employee agrees to relocate his primary residence to South Florida no later April 30, 2003, unless the Company agrees in writing to extend this deadline (as the same may be extended, the "Deadline"). Provided the employee relocates his primary residence to South Florida by the Deadline, the Company will:

         (a) reimburse the employee for the cost of three (3) trips to South Florida, for the employee, his wife and son, by business class air travel, to locate housing. The employee will combine these trips with business-related travel to the United States whenever it is possible for him to do so.

         (b) reimburse the employee for the actual cost to the employee of moving his and his immediate family's household possessions from Hong Kong to South Florida, provided that the employee obtains competitive bids from at least two moving companies and the total amount of such cost was approved by the Company in advance of the move.

         (c) reimburse the employee for the cost of reasonable housing, food and the use of a rental car in South Florida for up to six (6) months.

         (d) reimburse the employee for closing costs actually incurred by him in connection with his purchase of a residence in South Florida, provided the closing occurs no later than twelve (12) months after the employee has relocated his primary residence to South Florida; and

         (e) pay the employee a resettlement expense allowance of $58,333.33 once he has relocated his primary residence to South Florida.

         With respect to the items described above in (a), (c) and (d) of this
         Section 7, the Company will reimburse the employee for such expenses after the employee submits an expense report to the Company for the same, in the ordinary course of business, along with the documentation and receipts ordinarily required, per Company policy, to accompany such expense reports.

Keith L. Lampert
Terms of Employment
Page 3 of 8

         The employee will not be obligated to reimburse the Company for the amounts paid and/or reimbursed to him pursuant to this Section 7 unless his employment is terminated prior to three (3) years from the Effective Date, either: (i) by the employee; or (ii) by the Company for "cause" (as defined in Section 13 below). If either of the foregoing occurs, then the employee will be obligated to reimburse the Company for the amounts paid and/or reimbursed by the Company pursuant to this
         Section 7, reduced by one-thirty-sixth (1/36) for each full month after the Effective Date that he remained in the Company's employment. The Company will have the right in such circumstance to withdraw and/or withhold such amounts from any amounts due to the employee. If the Company terminates his employment without cause, then the employee will have no obligation to repay any portion of these amounts.

8)       Tax Equalization

         The employee will be provided with tax equalization in accordance with the Company's Executive Management Tax Equalization Policy for executives working overseas, a summary of which is attached as Exhibit C, for the period of time during which the employee is on assignment overseas. Employee's tax preparation costs for tax years ending in calendar 2003, either in Hong Kong and/or the United States, will be reimbursed by the Company either pursuant to the foregoing Tax Equalization Policy or otherwise. However, the foregoing tax preparation costs will not reduce or otherwise affect the reimbursements that may be received by the employee under the Flexible Perquisite Spending Account Program for executive officers of the Company.

9)       Vacation

         Three (3) weeks vacation per year. Employee shall provide the Company a minimum of 30 days' prior written notice of a request for vacation days. All vacation days are subject to the Company's approval. The employee shall be entitled to the Company's regularly scheduled holidays.

10)      Executive Compensation Plans

         Subject to the terms and conditions of such plans, the employee is eligible to participate in the Company's Amended and Restated 1995 Annual Incentive Compensation Plan, the Company's Long Term Cash Incentive Plan, and the Company's Flexible Perquisite Spending Account Program, in each case as the same may be amended from time to time. The foregoing plans/program as currently in effect (subject to Board approval of certain proposed amendments reflected in these attachments) are attached hereto as Exhibits D, E and F, respectively.

Keith L. Lampert
Terms of Employment
Page 4 of 8


11)      Options

         As approved by the Board of Directors of Concord on November 11, 2002, the employee will be granted the following option to purchase up to 100,000 shares of the common stock of Concord:

                  with vesting as to 33,333 shares on November 11, 2003; with vesting as to 33,333 shares on November 11, 2004; and with vesting as to 33,334 shares on November 11, 2005.

         The exercise price per share of the option will be $5.18, which is the record share price as of the close of business on the grant date of November 11, 2002. The foregoing option will be: (1) subject to the terms and conditions of Concord's standard option agreement, except that it will provide for immediate vesting as to all shares underlying the option if there is a change of control of the Company, or the Company terminates the employee's employment without "cause" (as defined in Section 13) before November 11, 2005; and (2) conditioned upon the employee's execution and delivery of said agreement, as of the grant date. The grant of the aforesaid option does not establish any right of continued employment.

12)    Benefits

         The employee shall be eligible to receive the following benefits, as same are made generally available to Company employees who participate in these plans, with contributions, as applicable, to be made by the employee and/or the Company consistent with the applicable plan(s):

         o        Life insurance at a rate of two (2) times base salary
         o        Medical and Dental insurance
         o        Disability Insurance
         o        401K Plan

         To the extent that the Company in its sole discretion modifies or terminates any of the foregoing plans or benefits, the employee shall be subject to said changes.

Keith L. Lampert
Terms of Employment
Page 5 of 8


13)      Termination

         The employee may be terminated for cause. "Cause" shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct or other actions in bad faith which are to the detriment of the Company and/or any of its subsidiaries or affiliates; (iv) failure to comply with any of the provisions set forth in Exhibit A; or (v) failure to comply with the Code of Conduct annexed as Exhibit B. Prior to terminating the employee for cause, the Company shall provide the employee with written notice of the allegations giving rise to termination and provide the employee with 30 days to respond to the allegations and an additional 30 days to cure, remedy or rectify any circumstances giving rise to termination for cause to the extent that any cure, remedy or rectification is possible.

         Concord may terminate the employee's employment at any time for any reason or without reason by giving the employee 30 days' written notice. In the event Concord elects to terminate pursuant to this provision, it may at its option ask the employee to remain in its employment during all or any portion of the 30-day notice period, provided that the Company shall continue to provide the employee with his normal and customary compensation and benefits as prescribed in Sections 5, 6, 8, 9, 10, 11 and 12. Alternatively, Concord may require the employee to cease working at any time during the 30-day notice period and pay the employee his base salary, in lieu of notice, for the remainder of such notice period.

         If: (i) Concord terminates the employee's employment without "cause" (as defined above in this Section) whether during the Term or at any time after the expiration of the Term; or (ii) the employee terminates his employment with Concord after the expiration of the Term (but not before), then the employee will be paid for a total of one (1) year (the "Severance") after the effective date of the termination of his employment, at the then effective compensation the employee is then entitled to receive pursuant to Section 5 (salary, plus any applicable overseas and auto allowances). The portions of such Severance that are related to the employee's salary, overseas allowance and any auto allowance will be paid in installments (net of required withholding) in accordance with the Company's normal payroll schedule for executives. The Company's obligation to pay any such Severance is conditioned upon the employee's prior and continued compliance with the provisions of this Agreement including, but not limited to, Section 14 and Exhibit A.

         In the event that the employee's employment terminates pursuant to this
         Section 13, benefits as set forth in Sections 9 and 12 provided to employee will terminate as of the last day of employment unless otherwise specified in any employee benefit plan or unless otherwise specified as a matter of law.

Keith L. Lampert
Terms of Employment
Page 6 of 8


14)      Confidentiality and Intellectual Property; Non-Compete; Code of Conduct

         Annexed hereto as Exhibits A and B, respectively, are provisions applicable to the employee which are incorporated herein by reference and are part of this Agreement. As consideration for the covenants of employee set forth in Exhibit A, the Company hereby employs or continues to employ employee and employee hereby accepts employment or continued employment upon the terms and conditions contained herein. The employee acknowledges and agrees that the provisions set forth in Exhibits A and B do not affect the Company's ability to terminate the employee at any time with or without cause. If a provision set forth in this Term Sheet(1) conflicts with a provision set forth in one or both of the exhibits, then the provisions of this Term Sheet shall govern. The obligations set forth in Exhibits A and B shall survive any termination of the employee's employment and/or any termination or expiration of this Agreement. The Company acknowledges that the employee's willingness to enter into the non-compete covenants is based solely on employee receiving the Severance in the circumstances provided for in Section 13. The employee acknowledges that, if the Company terminates the employee's employment with "cause" (as defined in Section 13) or if the employee terminates his employment with the Company before the end of the Term (in breach of this Agreement), then the employee will not be entitled to receive the Severance described in
         Section 13 but the non-compete covenants will nevertheless remain in full force and effect.

         In the event the employee fails to comply with any of the terms or conditions of Exhibit A or B (as same may be modified in this Term Sheet), all stock options granted by Concord, pursuant to this Agreement or otherwise, are thereby forfeited regardless of whether such options have vested.

15)      Representation by Employee

         Employee acknowledges and represents that he is not subject to any agreement or understanding, oral or written, direct or indirect, which would in any way prohibit, interfere with, restrict or limit: (a) the employee's employment by the Company (or any of its subsidiaries or affiliates); or (b) any activities contemplated as part of the employee's employment hereunder.

16)      Acknowledgment of Representation by Counsel

         Employee acknowledges that he has been represented by independent counsel or has knowingly waived his right to be represented by independent counsel with respect to the negotiation and execution of this Agreement.


--------
(1) As used herein, "Term Sheet" means the portion of these Terms of Employment up through and including the signature page. The "Agreement" or "Terms of Employment" means the Term Sheet together with all exhibits and schedules to the same.

Keith L. Lampert
Terms of Employment
Page 7 of 8


         The Company shall reimburse the employee in an amount not to exceed $2,500 for professional fees actually incurred by the employee with respect to professional fees applicable to the review and negotiation of this Agreement.

17)      Indemnification

         The employee agrees to indemnify the Company against any damages, claims, expenses or costs, including attorneys fees, incurred by the Company relating directly or indirectly to any act or omission of the employee outside of the scope of the employee's duties and responsibilities as an employee of the Company. The Company agrees to indemnify the employee for any damages, claims, expenses or costs, including attorneys' fees, incurred by the employee relating directly or indirectly to any act or omission of the Company within the scope of performing the employee's duties and responsibilities as an employee of the Company.

18)      Entire Agreement

         This Agreement (which includes all schedules and exhibits to same) contains the entire understanding and agreement among and between the parties and supersedes any prior understandings or agreements, oral or written, between them relating to the subject matter hereof. Notwithstanding the foregoing, unless this Agreement specifically provides otherwise, it does not supercede any prior option agreements entered into between Concord and the employee. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment.

19)      Severability

         If any provision of this Agreement is held breached, illegal, invalid or unenforceable, such provision shall be deemed severed and the remainder of this Agreement will remain binding on the parties as though the breached, illegal, invalid or unenforceable provision had not been included.

20)      Attorneys' Fees

         If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

Keith L. Lampert
Terms of Employment
Page 8 of 8


21)      Governing Law

         This Agreement and the employment of the employee shall be governed by the laws of the State of Florida. Any litigation related to or arising out of this Agreement shall be brought in the state or federal courts of the State of Florida, or in the event the Company moves its principal place of business from the State of Florida, in the state or federal courts of the state of such other principal place of business. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties hereto agree to waive, and do hereby waive, trial by jury. The employee agrees and acknowledges that in the event of his violation of any term or condition of this Agreement that the Company will have no adequate remedy at law and shall, therefore, be entitled to enforce any provision hereof by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security and without prejudice to any other remedies that may be available to the Company at law or in equity.


Accepted and Agreed:                     Accepted and Agreed:

EMPLOYEE                                 CONCORD CAMERA CORP.


/s/ Keith L. Lampert                     By:  /s/ Ira B. Lampert
-----------------------------                 -----------------------------
Keith L. Lampert                              Ira B. Lampert
                                              Chairman, Chief Executive Officer
                                              and President


Date: 12-19-02                           Date: 12-20-02
     -------------------                      -------------------


Rev.  02/05/01

                                                                       Exhibit A

       CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS AND NON-COMPETE


I. CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS

         I . During Employee's employment and at all times thereafter, Employee agrees to keep in the strictest confidence, agrees to refrain from disclosing or divulging to any person, firm or corporation, and agrees to refrain from using directly or indirectly, for his or her benefit or the benefit of others, any information which is or ought to be treated as Confidential Information. Employee agrees that, except as directed by the Company, the Employee will not at any time, whether during or after his or her employment with the Company, disclose to any person any Confidential Information, or permit any person to examine and/or make copies of any documents or other tangible items which contain or are derived from Confidential Information, whether prepared by the Employee or otherwise coming into the Employee's possession or control. Said documents may be in either human or computer readable form, including, but not limited to software, source code, hex code, or an other form. Employee further acknowledges and agrees that a document or other tangible item need not be expressly marked or designated as "Confidential" in order for it to be considered Confidential Information and the Employee agrees to use his or her best judgment in this regard and to proceed on the assumption that all information to which he or she is exposed by virtue of his or her employment, whether directly from the Company or not, is to be considered Confidential Information of the Company. Notwithstanding the provisions contained herein, Employee may disclose Confidential Information: (a) in the course of carrying out his or her duties as an employee, provided that such disclosures are made in accordance with Company policy as currently in effect at the time of the disclosure; or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Employee to divulge, disclose or make accessible such information. If any such body described herein requests the Employee to reveal or make accessible such information, the Employee must promptly provide Concord Camera Corp.'s Chief Executive Officer with written notice of the request so that the Company may exhaust its rights before any court or administrative tribunal to prohibit disclosure.

         2. As used herein, the term "Confidential Information" includes, but is not limited to, all information relating to: (A) the Company's business affairs and operations (unless otherwise available as public information due to no fault of Employee), including but not limited to,
         (i) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company), (ii) Company budgets, business plans and marketing plans, and (iii) any proprietary products or processes or any other confidential or non-public information or material concerning the copyrights, trademarks, trade names, service marks, inventions, patents, products, suppliers or customers of the Company; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality.

         3. In connection with the Employee's obligations: (a) the Employee shall keep all papers and other tangible items relating to the Company and its products and processes and the Employee's responsibilities and duties herein at the principal place of business of the Company or at such other place as may be designated by the Company from time to time, and (b) upon the termination of his or her employment, Employee will deliver to the Company all documents, papers, records, files, recordings, digital and electronic stored information, computer or word processing software and other material containing Confidential Information, and will retain no copy, duplicate, summary or description thereof.

         4. All copyrights, trademarks, trade names, service marks, inventions, processes and intangible or intellectual property rights that may be invented, conceived, developed or enhanced by the Employee during the term of his or her employment with the Company that relate to the business or operations of the Company or that result from any work performed by the Employee for the Company or using Company assets shall be the sole property of the Company, and the Employee hereby waives any right or interest that he or she may otherwise have in respect thereof. Upon the request of the Company, Employee shall execute, acknowledge, deliver and file any instrument or document, and do all other acts and things necessary or appropriate in the opinion of the Company to confirm the Company's title or assign such title to such inventions and its rights to obtain and maintain letters patent or other protection with respect thereto and to enable the Company to exploit the same.

         5. The foregoing Sections 1 through 4 are each of unlimited duration, and extend throughout the period of employment and following any termination of employment with the Company without time limit in perpetuity.

II. NON-COMPETE PROVISIONS

         1. Employee agrees and covenants that, because of the nature of the Company's business, the confidential and sensitive nature of the Confidential Information, as defined above, and because the use of, or even the appearance of the use of, the Confidential Information may cause irreparable damage to the Company and its reputation, or to customers of the Company, Employee shall not, anywhere in the world, during the term of employment and for a period of twelve (12) months after the time of the termination of the Employee's employment, regardless of the reason for such termination, without the Company's prior express written consent (which consent must specifically refer to this Section of this Agreement), in any capacity whatsoever, directly or indirectly, whether as an employee, sole proprietor, shareholder, member, partner, consultant, independent contractor, salesman, officer, director, customer or otherwise:

                  (a) be or become interested in or associated with or represent or otherwise render assistance or services to (as an officer, director, stockholder, partner, consultant, owner, employee, contractor, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; provided, that the foregoing shall not restrict the Employee from the ownership, solely as an investment, of securities of any business if such ownership is: (i) not as controlling person of such business, (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business;

                  (b) induce or seek to influence any other employee of (or consultant to) the Company to leave his or her employ (or terminate such consultancy) or to become financially interested in a similar business;

                  (c) aid a competitor or supplier of the Company in any attempt to hire a person who was employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

                  (d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

                  (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

                  (f) aid, assist, or transact any business with any person who was an employee of, or consultant to, any customer of the Company.

         2. The Restraints set forth in Section 1 of this Part II, however, do not preclude the Employee from:

                  (a) serving on the boards of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations;

                  (b) engaging in charitable activities and community affairs;

                  (c) managing his or her personal investments and affairs; or

                  (d) being involved in other business transactions,

        provided that such activities do not interfere with the proper performance of Employee's duties and responsibilities as an employee of the Company.

III. GENERAL PROVISIONS

         1. As used in this Exhibit, the term "Company" includes Concord Camera Corp. and all of its subsidiary companies.

         2. Rights and Remedies of the Company.

                  (a) Reasonableness of Restraints. The Employee hereby acknowledges that Employee is fully familiar with the restrictions, restraints and limitations imposed upon him or her hereunder (collectively, the "Restraints"); Employee further acknowledges and agrees that the Restraints contained herein are necessary for the protection of the Company's legitimate business interests, including but not limited to the Company's trade secrets, valuable confidential business or professional information, substantial relationships with existing and prospective customers, and customer and client goodwill, and that the Restraints are reasonable in scope and content.

                  (b) Injunctive Relief. Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competition covenants contained herein will give rise to irreparable injury to the Company or customers of the Company, inadequately compensable in damages. Employee also agrees and acknowledges that his or her breach of this Agreement will give rise to irreparable injury which may specifically be enjoined. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that, in the event of the termination of employment with the Company (for whatever reason), Employee's experience and capabilities are such that Employee can obtain employment which is different or of a non-competing nature with the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood.

                  (c) Extension of Period of Restraints. The Restraints described in Section 1 of Part II above shall not expire until the Employee has been in full, continuous compliance, both during employment and for a period of twelve (12) months thereafter, with the Restraints and other covenants set forth in this Agreement.

         3. Enforcement by Third Party Beneficiaries, Assignees, and Successors

                  Employee acknowledges and agrees that the Restraints contained in this Agreement are for the benefit of the Company and certain third party beneficiaries related to the Company and that either the Company or such third party beneficiaries may enforce the terms of this Agreement. This Agreement inures to the benefit of and may be enforced by the Company's assignee or successor and the assignee or successor of any third party beneficiary.

         4. Enforceable

                  The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise.

      5.       Saving Provision

               Employee acknowledges that he or she has carefully read and understands this Agreement. The Employee agrees and stipulates that all provisions in this Agreement are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and the Company and that they are required to protect the legitimate business interests of the Company. Notwithstanding the above, Employee agrees that in the event that the Restraints (or any part thereof) shall be determined by any court of competent jurisdiction to be unenforceable by reason of being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activities, or any combination of these elements, that such portion shall be considered divisible as to scope, time and geographic area and that the Restraints shall be interpreted to extend to the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable. All other provisions not deemed unenforceable will remain in full force and effect.

Rev. February 12, 2001

                                                                       Exhibit B






                              CONCORD CAMERA CORP.


                                CODE OF CONDUCT













Incorporated by reference to the Code of Conduct filed with Keith Lampert's Terms of Employment (and Brian King's - see Exhibit 10.32) as an exhibit to the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

                                                                       Exhibit C






                              CONCORD CAMERA CORP.
                  Executive Management Tax Equalization Policy

















Incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-K for the year ended June 29, 2002.